Exhibit 24
POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, the undersigned hereby constitutes and appoints the following individuals employed by Grab Holdings Limited (the “Company”), including Liam James Barker (the Group General Counsel), Ng Hang Yee (the Head of Securities & Governance, Legal), Cindy Sidwell England (the Head of Global Equity Programs), and any person who may substitute the role of any of these persons, and for each of them, as his or her true and lawful attorney-in-fact, to:

(1) execute for and on behalf of the undersigned, in the undersigned’s capacity as a director and/or executive officer of the Company, (i) any and all Form 3s, 4s and 5s in accordance with Section 16 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) any amendments of each of the forms set forth in the foregoing;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5, and timely file such forms with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in her/his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or her/his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that no such attorney in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of February 23, 2026.

/s/ Dara Khosrowshahi___
Name: Dara Khosrowshahi